EXHIBIT 32.1

WRITTEN STATEMENT OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO SECTION 906 OF THE SARBANES — OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Equity Office Properties Trust (the “Company”), each hereby certifies that to his / her knowledge, on the date hereof:

(a)	the Form 10-Q of the Company for the quarterly period ended September 30, 2003, filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2003	/S/ RICHARD D. KINCAID

Richard D. Kincaid President and Chief Executive Officer

Date: November 14, 2003	/S/ MARSHA C. WILLIAMS

Marsha C. Williams Executive Vice President and Chief Financial Officer